Exhibit 4.1

Prepared by and	David W. Kubicek, Simmons, Perrine, Albright & Ellwood, PL.C.
Return to:	115 Third Street SE, Suite 1200, Cedar Rapids, IA 52401, 319-366-7641

=================================================================================================

INTERSTATE POWER AND LIGHT COMPANY

(formerly known as IES Utilities, Inc.,

formerly known as Iowa Electric Light and Power Company

and Iowa Southern Utilities Company)

to

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

as Successor Trustee

_________________________________

Seventh Supplemental Indenture

Dated as of July 20, 2006

to

INDENTURE OF MORTGAGE and DEED OF TRUST

Dated as of September 1, 1993

                THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of July 20, 2006 (the “Seventh Supplemental Indenture”) is made and entered into by and between INTERSTATE POWER AND LIGHT COMPANY (formerly known as IES Utilities Inc., formerly known as Iowa Electric Light and Power Company and Iowa Southern Utilities Company), a corporation organized and existing under the laws of the State of Iowa (the “Company”), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Trustee”), as Trustee under the Indenture of Mortgage and Deed of Trust dated as of September 1, 1993 (the “1993 Indenture”);

WHEREAS, the Company has heretofore executed and delivered its 1993 Indenture to the Trustee for the security of the securities of the Company to be issued thereunder (the “Collateral Trust Bonds” or “Bonds”), and the 1993 Indenture has been supplemented by six supplemental indentures, dated as of October 1, 1993; November 1, 1993; March 1, 1995; September 1, 1996; April 1, 1997; and June 9, 2005, which 1993 Indenture as so supplemented and to be hereby supplemented is hereinafter referred to as the “Indenture”;

WHEREAS, the 1993 Indenture is filed for record in the offices of the recorders in Appanoose, Clarke, Decatur, Madison, Monroe, Ringgold, Wayne and Woodbury Counties as set forth in Exhibit B attached hereto and by this reference made a part hereof;

WHEREAS, the Company owns, or has an interest in, certain real property legally described in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 attached hereto and by this reference made a part hereof (collectively, the “Property”);

WHEREAS, the Company has determined that the Property is subject to the lien of the Indenture as between the Company and the Trustee but that third parties may not have constructive notice of the existence of said lien;

WHEREAS, the Company desires to confirm that the Property is subject to the lien of the Indenture and to provide third parties with constructive notice of the existence of such lien;

WHEREAS, Section 1401, subparagraph (c) of the 1993 Indenture permits the Company and Trustee, without the consent of any Holders, as defined in the 1993 Indenture, to enter into more indentures supplemental to the 1993 Indenture to “assure, convey and confirm unto the Trustee any property subject or required to be subjected to” the lien of the 1993 Indenture;

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, has duly resolved and determined to make, execute and deliver to the Trustee a Seventh Supplemental Indenture in the form hereof for the purposes herein provided; and

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WHEREAS, all conditions and requirements necessary to make this Seventh Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of one dollar and other good and valuable consideration duly paid by the Trustee to the Company on the execution of this Seventh Supplemental Indenture, the receipt thereof which is hereby acknowledged, the Company hereby covenants and agrees to and with the Trustee for the benefit of the respective holders from time to time of the outstanding bonds under the Indenture as follows:

SECTION 1. For the purpose of assuring, conveying and confirming unto the Trustee that the Property is subject to the lien of the Indenture, Company does hereby grant, bargain, sell, warrant, convey, transfer, mortgage, pledge and assign unto the Trustee, and to the Trustee’s successors in interest, all of its interest in the Property.

SECTION 2. All of the Company’s interest in the Property hereby granted, bargained, sold, warranted, conveyed, transferred, mortgaged, pledged and assigned unto the Trustee, and to the Trustee’s successors in interest, shall be held by the Trustee for the purposes of the Indenture, and subject to all the exceptions and reservations, terms, conditions, provisions and restrictions of the Indenture, and for the equal and proportionate benefit and security of all the present and future holders of the Collateral Trust Bonds, without any preference, priority or distinction of any one Collateral Trust Bond over any other Collateral Trust Bond by reason of the priority in the issue or negotiation thereof or otherwise, except as may otherwise be expressly provided in the Indenture, but subject, however, to all the conditions, agreements, covenants, exceptions, limitations, restrictions and reservations expressed or provided in the deeds or other instruments of record affecting the Property, or any part or portion thereof, hereinbefore described, insofar as the same are at the time of the execution hereof in force and effect and permitted by law.

SECTION 3. This Seventh Supplemental Indenture shall not be affected by any prior full or partial releases of the Indenture nor shall this Seventh Supplemental Indenture be affected by any prior full or partial releases of the deed of trust dated as of the 1st day of February, 1923 from Iowa Southern Utilities Company, a corporation organized and existing under the laws of the State of Delaware, and The Northern Trust Company and Harold H. Rockwell as trustees (the “1923 Indenture”). The 1923 Indenture was filed for record in the offices of the recorders in Appanoose, Clarke, Decatur, Madison, Monroe, Ringgold and Wayne Counties as set forth in Exhibit C attached hereto and by this reference made a part hereof.

SECTION 4. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the 1993 Indenture shall apply to this Seventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations, and modifications thereof as may be appropriate to make the same conform to this Seventh Supplemental Indenture.

2

SECTION 5. This Seventh Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

* * * * *

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Signature Page 1, Seventh Supplemental Indenture dated as of July 20, 2006

INTERSTATE POWER AND LIGHT COMPANY

By:
Name: Thomas L. Hanson
Title: Vice President and Treasurer

ATTEST:

Name: Enrique Bacalao
Title: Assistant Treasurer

STATE OF WISCONSIN	)
	)	ss:
COUNTY OF DANE	)

This instrument was acknowledged before me on the _____ day of _________, 2006, by Thomas L. Hanson as Vice President and Treasurer and Enrique Bacalao as Assistant Treasurer of Interstate Power and Light Company.

Notary Public

[Notarial Seal]

S-1

Signature Page 2, Seventh Supplemental Indenture dated as of July 20, 2006

J.P. MORGAN TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Name: Janice Ott Rotunno
Title: Vice President

ATTEST:

Name:
Title:

STATE OF ILLINOIS	)
	)	ss:
COUNTY OF COOK	)

This instrument was acknowledged before me on the _____ day of _________, 2006, by Janice Ott Rotunno as Vice President and by _____________________________________________________________________________ as _____________________________________________________________________ of J.P. Morgan Trust Company, National Association, as Trustee under the Indenture of Mortgage and Deed of Trust dated as of September 1, 1993.

Notary Public

[Notarial Seal]

S-2

EXHIBIT

Appanoose County

A-1.1

Lots One (1) and Two (2), in Block Five (5) Range Four (4) in City of Centerville, Appanoose County, Iowa.

Also East Sixty five (65) Feet of South one half (½), Lot Four (4) Block Five (5), Range Four (4), Original Town of Centerville, Iowa.

A-1.2

The East 75 feet of Lot 9 in Block 4, Range 5 in the original town of Centerville, Appanoose County, Iowa, which is situated on the Northeast Quarter of Section 36, in Township 69 North of Range 18 West of the 5th Principal Meridian, in Appanoose County, Iowa.

A-1.3

Beginning at the Southwest (SW) Corner of the East Half (E ½) of the Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) of Section Twenty-five (25), Township Sixty-nine North (69N), Range Eighteen West (18 W) of the 5th P.M., Appanoose County, Iowa; thence North (N) two hundred twenty-five (225) feet, thence East (E) four hundred forty-four (444) feet, thence South (S) one hundred ninety-five (195) feet, thence East (E) one hundred forty (140) feet, thence South (S) thirty (30) feet more or less to the South line of said Northeast Quarter (NE ¼), thence West (W) five hundred eighty-four (584) feet to the point of beginning, containing 2.3 acres more or less, except the coal underlying the same.

A-1.4

The South 425 feet of the East one-half of the Southwest Quarter of the Northeast Quarter of Section 25, Township 69, Range 18 West except beginning at the Southwest corner of the East one-half of the Southwest Quarter of the Northeast Quarter of said Section 25, thence North 225 feet, thence East 444 feet, thence South 195 feet, thence East 140 feet, thence South 30 feet to the South line of the Northeast Quarter, thence West 584 feet to the place of beginning, said exception containing 2.3 acres more or less, also except the coal underlying all the above described real estate.

A-1.5	Lot 2 in Block 3 in Oliver and Nesbit’s Addition to City of Centerville, Iowa.

A-1.6	The East Sixty Five Feet (E 65’) of the North One-Half (N ½) of Lot Five, in Block Five, in Range Four, in the Original Town of Centerville, Appanoose County, Iowa.

A-1.7

Beginning at a point 500 feet East and 50 feet South of the Northwest corner of the Southwest Quarter of the Southwest Quarter of Section 22, Township 69 North, Range 18, West of the 5th P.M., thence East 1260 feet, thence South 87.12 feet, thence West 1260 feet, thence North 87.12 feet to place of beginning containing 2.52 acres more or less, except all the coal and other minerals underlying the said tract of land.

A-1.8

A part of the Southeast Quarter of the Northeast Quarter of Section 6, Township 68 North, Range 17 West of the 5th P.M., Appanoose County, Iowa, described as follows: Beginning at the Southeast Corner of the Southeast Quarter of the Northeast Quarter of said Section 6; thence West 213 feet; thence North 240 feet; thence East 213 feet; thence South 240 feet, to the place of beginning, which contains one (1) acre more or less.

A-1.9

A parcel of land located in the Southeast (SE) corner of the Northwest Quarter (NW ¼) of the Northeast Quarter (NE ¼) of Section Eleven (11), Township Sixty-eight North (68N), Range Sixteen West (16W) of the 5th P.M., Appanoose County, Iowa; described as follows: Beginning at a point Thirteen Hundred Eighty-five and Seven Tenths (1385.7) feet West (W) and Thirty-eight (38) feet North (N) of the Southeast (SE) corner of the Northeast Quarter (NE ¼) of the Northeast Quarter (NE ¼) of said Section Eleven (11), thence West (W) Two Hundred Fifty (250) feet; thence North (N) Three Hundred Fifty (350) feet; thence East (E) Two Hundred Fifty (250) feet; thence South (S) Three Hundred Fifty (350) feet to the point of beginning, containing Two and One Quarter (2-¼) acres, more or less.

A-1.10

Commencing 732.5 feet East of the Southwest corner of the Southwest Quarter of the Northwest Quarter of Section 30, Township 69 North Range 17 West of the 5th P.M., thence North 100 feet thence East 50 feet, thence South 100 feet thence West 50 feet to point of beginning.

A-1.11

The East 290.0 Feet of Lot Three (3) and the West Ten (10) Feet of Lot Four (4) being more particularly described as commencing at the Southeast Corner of Section One (1) Township Sixty Eight (68) North Range Eighteen (18) West of the 5th P.M. Appanoose County, Iowa, Thence North Zero Degrees 40 Minutes (00º 40’) West One Thousand Three Hundred Twenty Three & 22/100 (1323.22) Feet along the Section line to the Northeast Corner of the S.E. ¼ of the S.E. ¼ of Section 1-68-18 Thence North Ninety Degrees and 00 Minutes (N. 90º 00’) West Four Hundred Sixteen and 55/100 (416.55) Feet thence South Zero Degrees and Zero Minutes (00º 00’) Twenty Four and no/100 (24.00) Feet to the Point of Beginning of the tract of land to be described, thence South Zero Degrees and Zero Minutes (00º 00’) Seven Hundred Forty Three and 40/100 (743.40) Feet thence South Ninety Degrees and Zero Minutes West (S.90º 00’W.) Three Hundred and no/100 (300.00) Feet, Thence North Zero Degrees and Zero Minutes (N.00º 00’) Seven Hundred Forty Three and 40/100 (743.40) Feet, Thence North Ninety Degrees and Zero Minutes East (N.90º 00’E.) Three Hundred and no/100 (300.00) Feet to the Point of Beginning and containing 5.12 Acres more or less, excepting therefrom the following described property:

A PARCEL OF LAND IN THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 1, TOWNSHIP 68 NORTH, RANGE 18 WEST OF THE FIFTH PRINCIPAL MERIDIAN, APPANOOSE COUNTY, IOWA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 1, TOWNSHIP 68 NORTH, RANGE 18 WEST OF THE FIFTH PRINCIPAL MERIDIAN, APPANOOSE COUNTY, IOWA, AND PROCEEDING THENCE NORTH 90º 00’00” WEST 417.13 FEET ALONG THE NORTH LINE OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 1; THENCE SOUTH 00º 00’00” EAST 24.00 FEET TO THE POINT OF BEGINNING, SAID POINT LYING ON THE SOUTH RIGHT-OF-WAY LINE OF GREENE STREET; THENCE SOUTH 00º 59’16” WEST 194.32 FEET; THENCE NORTH 90º 00’00” WEST 215.00 FEET; THENCE NORTH 00º 59’16” EAST 194.32 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF GREENE STREET; THENCE SOUTH 90º 00’00” EAST 215.00 FEET TO THE POINT OF BEGINNING, SAID PARCEL CONTAINING 0.959 ACRES, MORE OR LESS, SUBJECT TO EASEMENTS OF RECORD; TOGETHER WITH INGRESS AND EGRESS TO AND FROM GRANTOR’S ADJACENT DRIVEWAY WITH ALL COSTS OF MAINTENANCE OF SHARED PORTION OF THE DRIVEWAY TO BE BORNE EQUALLY BY GRANTOR AND GRANTEE. SAID EASEMENT BEING FIVE FEET WEST OF AND ADJACENT TO WEST PROPERTY LINE OF ABOVE DESCRIBED PARCEL.

A-1.12

All of Lot 2 and all of Lot 3, except the East 290 feet thereof, in the Southeast Quarter (SE ¼) of the Southeast Quarter (SE ¼) of Section One (1), Township Sixty-eight (68) North, Range Eighteen (18) West of the 5th P.M., Appanoose County, Iowa.

A-1.13

Commencing at a point on the North Corporation Line of the City of Centerville, Appanoose County, Iowa, One Hundred Three (103) Feet West of the Southeast Corner of the Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) of Section Twenty-Five (25), Township Sixty-Nine (69) North, Range Eighteen (18) West of the 5th P.M. Thence North Thirty (30) Feet; Thence West Two Hundred Forty and 75/100 (240.75) Feet; Thence North One Hundred Twenty (120) Feet; Thence West Three Hundred Forty-Three and 75/100 (343.75) Feet; Thence South One Hundred Fifty (150) Feet; Thence East Five Hundred Eighty-Four and a Half (584.5) Feet to the point of beginning all in the Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) of said Section Twenty-Five (25) and containing 1.35 Acres more or less, except the coal underlying the same.

EXHIBIT

Clarke County

A-2.1

Commencing at a point in the center line of County Highway “W” forty (40) feet north of the ¼ ¼ corner stone at the southeast corner of the Southwest Quarter (SW ¼) of the Northwest Quarter (NW ¼) of Section Fourteen (14), Township Seventy-two (72) North, Range Twenty-four (24) West of the Fifth Principal Meridian and running from that point North 01º 00’ east one hundred sixty-eight and seven tenths (168.7) feet along the center line of County Highway “W”, thence north 88º 15’ west thirty-three (33.0) feet to a 1 ¼” pipe and the west right of way line of County Highway “W”, thence north 88º 15’ west one hundred eighty-three (183.0) feet, thence south 01º 00’ west one hundred sixty-eight and seven tenths (168.7) feet, thence south 88º 15’ east one hundred eighty-three (183.0) feet to the west right of way line of County Highway “W”, thence south 88º 15’ east thirty-three (33) feet to the point of beginning. Survey includes seventy-one hundredths (.71) acre exclusive of highway right of way. Bearings are true bearings converted from magnetic.

A-2.2

Also, that part of the Southeast Quarter of the Southwest Quarter (SE ¼ SW ¼) of Section Eight (8), Township Seventh-two (72) North, Range Twenty-five (25) West of the 5th Principal Meridian described as follows:

Beginning at a point 268 feet west and 50 feet North of the Southeast corner of the Southeast Quarter of the Southwest Quarter (SE ¼ SW ¼) go west and parallel to the South line of said Southeast quarter of the Southwest Quarter (SE ¼ SW ¼) for a distance of 208.0 feet; thence North for a distance of 198.0 feet; thence East for a distance of 208.0 feet; thence South for a distance of 198.0 feet to the point of beginning and there terminating containing 0.95 acres.

A-2.3

The East 119.25 feet of Lot Five (5), the East 12 feet of Lot Eight (8) and all of Lot Nine (9) in Block Six (6) in the original town of Osceola, Iowa, said Lots (119.25 feet by 214 feet) and building (60 feet by 110 feet) being formerly occupied by the Super Valu Store.

A-2.4

A fractional tract of land situated in the Northeast Quarter of the Northeast Quarter (NE ¼ NE ¼) of Section Twenty-four (24), Township Seventy-two (72) North, Range Twenty-six (26) West of the 5th P.M., described as beginning on the East line of said Northeast Quarter of the Northeast Quarter (NE ¼ NE ¼) (It is assumed that said East line coincides with the centerline of County Road), at its point of intersection with the Northerly right-of-way line of the Burlington Northern Railroad Company right-of-way, running thence North 150 feet, thence West 183 feet, thence South to the Northerly right-of-way line of said railroad, thence Northeasterly along said Northerly right-of-way line to the point of beginning. Subject to Road and Utilities Easements.

A-2.5

The East 476 feet of Lot 1 located in the E ½ SW ¼ of Section 8, Township 72 North, Range 25 West, Osceola Civil Township, Clarke County, Iowa, such parcel being more particularly described as follows: Commencing at the SE corner of the SE ¼ SW ¼ of Section 8, Township 72 North, Range 25 West of the 5th P.M.; thence North 50.0 feet to the point of beginning, the same being a point on the North right-of-way line of the local county road; thence North 1335.5 feet; thence West 476 feet; thence South 1137.5 feet to a point 198 feet North of such North right-of-way line on the local county road; thence East 416 feet; thence South 198 feet to the North right-of-way line of the local county road; thence East 60 feet to the point of beginning, such tract consisting of 12.7 acres, more or less.

EXHIBIT

Decatur County

A-3.1

Commencing at a point 27 rods East and 18 rods North of the southwest corner of the Southeast One-fourth of the Southeast Quarter (SE ¼ SE ¼) of Section 29, Township 69 North of Range 25 West of 5th P.M., thence East 148 ½ feet, thence South 80 feet, thence West 148 ½ feet, thence North 80 feet to place of beginning.

A-3.2

Commencing 27 rods East and 177 feet North of the Southwest corner of the Southeast one-fourth of the Southeast Quarter (SE ¼ SE ¼) of Section 29, Township 69 North of Range 25 West of 5th P.M., thence East 148 ½ feet, thence North 40 feet, thence West 148 ½ feet, thence South 40 feet to place of beginning, and Commencing 27 rods East and 18 rods North of the Southwest corner of the Southeast one-fourth of the Southeast Quarter of Section 29, Township 69 North of Range 25 West of 5th P.M., thence West 100 feet, thence South 120 feet, thence East 100 feet, thence North 120 feet to place of beginning, Decatur County, Iowa.

A-3.3

Commencing at Four Hundred Eighty-four (484) feet West and fifty (50) feet North of center of Section Four (4), Township 68 North, Range 25 West of 5th P.M., thence North 50 feet, thence West 100 feet, thence South 38 feet, thence West to Public Highway, thence South to point due West of beginning, thence East to beginning.

A-3.4

Commencing at the Southwest corner of the West One-fourth of Southwest One-fourth of Southeast Quarter (W ¼ SW ¼ SE ¼) of Section 29, Township 69, Range 25 West of 5th P.M., in center of County Road, thence North 274 feet, thence East 183 feet to a monument consisting of a steel post set in concrete, thence South 274 feet to Section Line, thence East to East line of West One-fourth of Southwest One-fourth to Southeast Quarter (W ¼ SW ¼ SE ¼), thence North along East line of property above described 274 feet, thence West to place of beginning.

A-3.5

An irregular shaped parcel of land in the Southeast (SE) corner of the Northwest Quarter (NW ¼) of the Southeast Quarter (SE ¼) of Section 33, Township 69 North, (T-69-N), Range 27 West (R-27-W) of the 5th P.M., Decatur County, Iowa, described as:

Commencing at the Southeast (SE) corner of Section 33, above Township and Range, thence North 1395 feet to the centerline of State Highway #2, thence West—Southwesterly (W-SWly) along the centerline of said Highway #2 1695.4 feet to State Highway stationing 1167+00, thence Northerly (Nly) 80 feet to the North (N) boundary of State Highway #2 to point of beginning.

Thence Northerly (Nly) at right angle to Highway #2 at Highway stationing 1167+00 220 feet, thence Easterly (Ely) parallel to and 300 feet distant from the centerline of said highway a distance of 300 feet (said point being Northerly (Nly) of Highway stationing 1170+00) thence Southerly 160 feet, thence Westerly (Wly) along the Northern (N) boundary of State Highway #2 to place of beginning, containing 1.24 acres of land, more or less.

A-3.6

Parcel B of the Northwest Quarter of the Southwest Quarter (NW ¼ SW ¼) of Section Twenty-Six (26), Township Sixty-nine (69) North, Range Twenty-five (25) West of the Fifth P.M., Decatur County, Iowa .

Commencing at the Northeast Corner of the Northwest Quarter of the Southwest Quarter of Section 26, Township 69 North, Range 25 West of the 5th P.M., Decatur County, Iowa and proceeding thence South 00º 29’18” West a distance of 1,284.77 feet along the East line of said Northwest Quarter of the Southwest Quarter; thence South 89º 54’15” West a distance of 69.60 feet to a Iowa Department of Transportation Right-of-Way Survey Monument, said monument being the Point of Beginning of Parcel B; thence North 5º 56’02” East a distance of 392.87 feet along the Westerly right-of-way line of a County Road to a Iowa Department of Transportation right-of-way survey monument; thence North 00º 29’18” East a distance of 99.28 feet along the Westerly right-of-way line of a County Road; thence South 59º 05’44” West a distance of 292.86 feet; thence North 58º 58’41” West a distance of 290.23 feet; thence South 89º 54’15” West a distance of 112.23 feet; thence South 1º 04’41” West a distance of 188.46 feet; thence South 68º 50’35” East a distance of 250.94 feet; thence South 2º 28’46” East a distance of 210.77 feet to a Iowa Department of Transportation right-of-way survey monument; thence North 89º 54’15” East a distance of 331.17 feet along the Northerly right-of-way line of Iowa Highway No. 2 to the Point of beginning of Parcel B, said tract containing 4.47 acres, more or less, all in Decatur County, Iowa.

EXHIBIT

Madison County

A-4.1

A parcel of land in the North Half of the Southwest Quarter of Section Twenty-two Township Seventy-four North, Range Twenty-six West (T-74-N, R-26-W) of the 5th P.M., Madison County, Iowa, better described as: The North One Hundred Fifty (150) feet of the West One Hundred Eighty (180) feet of the North Half (N ½) of the Southwest Quarter (SW ¼) of said section. Harry L. Michael and Margaret Michael also convey a twenty (20) foot wide easement for an access road to the above described parcel, more specifically described as follows:

Beginning Three Hundred Seventy-two (372) feet South (S) and Forty (40) feet East (E) of the West Quarter Corner (W ¼ Cor.) of Section Twenty-two (22), Township Seventy-four North (T-74-N), Range Twenty-six West (R-26-W) of the 5th P.M., Madison County, Iowa at an existing field entrance, thence East approximately One Hundred (100) feet, thence North-Northeasterly approximately Two Hundred Fifty (250) feet, thence Northwesterly approximately Sixty-five (65) feet to the Southeast (SE) corner of the above described property.

EXHIBIT

Monroe County

A-5.1

A part of SE ¼ of the NE ¼ of Section 12-Township 73 North – Range 16 West of the 5th P.M., Monroe County, Iowa more particularly described as follows: Commencing at the NE corner of said SE ¼ - NE ¼ thence N 89º 37’ 40” W 980.0 feet along the north line thereof to the point of beginning; thence continuing N 89º 37’ 40” W 250.0 feet; thence S 0º 22’ 20” W 150.0 feet; thence S 35º 09’ 55” E 86.0 feet thence S 89º 37’ 40” E 200.0 feet; thence N 0º 22’ 20” E 220.0 feet to the point of beginning containing 1.22 acres. The north line of said SE ¼ - NE ¼ is assumed to bear N 89º 37’ 40” W for purposes of this description.

A-5.2

Beginning at the Southwest Corner of the Southeast Quarter of the Southwest Quarter of Section 12, Township 72 North, Range 17 West of the 5th P.M., Monroe County, Iowa, thence East 340 feet along the South line of said 40; thence North 198 feet to the southerly line of a road designated as Farm to Market Route “E” as it is now located, thence 381.7 feet southwesterly along a 1,196.0 foot radius curve to the right to the West line of said 40; thence South 31.6 feet along said West line to the point of beginning, containing 0.808 acres more or less.

A-5.3

A part of the Southwest Quarter of the Northwest Quarter of Section 27, Township 72 North, Range 17 West of the 5th P.M. more particularly described as follows: Commencing at a point where the south line of 17th Ave. in the City of Albia, Iowa intersects with the easterly line of Iowa Highway 60 as both are now established; Thence East along the south line of 17th Ave. a dist. of 100 ft. to the point of beginning of the tract herein described: Starting at this point of beginning, Thence East along the south line of 17th Ave., a dist. of 23.73 ft. to a point that is 46 ft. west of the center-line of the Wabash R.R. tracks; thence southeasterly a dist. of 100 ft. to a point that is 48.37 ft. west of the centerline of the Wabash R.R. tracks; Thence westerly a dist. of 23.76 ft. to a point that is 100 ft. southerly of the point of beginning Thence Northwesterly a dist. of 100 ft. to the point of beginning.

A-5.4

That part of the East half of the Northwest Quarter of Section 22, Township 72 North, Range 17 West of the Fifth Principal Meridian, bounded as follows: On the North by the South line of Benton Street; On the Southeast by the Northwesterly line of Drake and Elbert’s Audition to Albia; And on the Westerly side by the Easterly line of a (public) roadway connecting Tenth Street South and said Benton Street.

EXHIBIT

Ringgold County

A-6.1	Alley between Lot 11 and Lot 12, Original Town of Mt. Ayr, Iowa

A-6.2

Commencing at a point 437.5 feet West and 25 feet North of the Southeast Corner of the Southeast Quarter of Section 31, Twp. 70, Range 30 West of the 5th P.M., thence 60 feet North, thence 100 feet East, thence 60 feet South, thence 100 feet West to beginning, containing .1377 acres more or less.

A-6.3

The vacated alley between Taylor Street and Polk Street which runs from Washington Street to North Street between Lots 11 and 12 in the Original Plat of the Town of Mount Ayr, Ringgold County, Iowa, and being a parcel 16’ 6” East and West and 115’ 6” North and South.

A-6.4

Commencing at the Southwest corner of the North 310 feet of the West 600 feet of the NW ¼ of the NW ¼ of Section 8, Township 68 North; Range 29 West of the 5th P.M., Ringgold County, Iowa; thence South 25 feet; thence East 75 feet; thence North 25 feet; thence West 75 feet to the point of beginning.

A-6.5	The North One-Half of Lots 179 and 180 of the original plat of the City of Mt. Ayr, Iowa.

A-6.6	The South One-Half of Lots 179 and 180 of the original plat of the City of Mt. Ayr, Iowa.

A-6.7

Commencing at the Northeast (NE) Corner of said Section Eleven (11), Township Sixty-eight North (T-68-N), Range Thirty West (R-30-W), of the 5th P.M. in Ringgold County, Iowa, thence due West along the North side of Section Eleven (11) a distance of 1643.33 feet, thence due South 340.62 feet to a point 336 feet South of the centerline of Iowa Highway No. 2, the point of beginning, thence South 37º 32’ 24” East 450.00 feet, thence South 52º 27’ 36” West 520.00 feet, thence North 37º 32’ 24” West 450.00 feet, thence North 47º 54’ East 384.39 feet along the East right-of-way line of U.S. Highway No. 169, thence North 65º 03’ East 140.20 feet along said right-of-way line to the point of beginning, said parcel containing Five point Five-Five acres more or less.

EXHIBIT

Wayne County

A-7.1

Beginning at a point thirty-three (33) feet east and twenty (20) feet south of the northwest corner of the northwest quarter of Section Two (2), Township Sixty-eight (68), Range Twenty-two (22); thence south fifteen (15) feet, thence east twenty (20) feet; thence north fifteen (15) feet; thence west to place of beginning.

A-7.2

Beginning at the Southwest corner of the Northwest Quarter (NW ¼) of the Northeast Quarter (NE ¼), Section 19, Township 69, North Range 21, thence East 100 feet; thence North 100 feet; thence West 100 feet; thence South 100 feet to beginning.

A-7.3

Beginning at a point on the West Right-of-Way line of Highway Fourteen (14), said point of beginning being Sixty-five (65) Feet West and Eighty-nine and five-tenths (89.5) Feet North of the Center of the South line of Section Nineteen (19), Township Seventy (70) North, Range Twenty-one (21) West of the 5th P.M.; thence North along said West Right-of-Way line Fifty (50) Feet; thence West Fifty (50) Feet; thence South Eighty-four and six-tenths (84.6) Feet, more or less, to the Northwesterly boundary line of County Road “B” thence Northeasterly along said boundary line Sixty-one and seven-tenths (61.7) Feet, more or less, to point of beginning; containing 77/100 acres more or less, all in the Southeast Quarter (SE ¼) of the Southwest Quarter (SW ¼) of said Section Nineteen (19).

AND

Beginning at a point of the West (W) right-of-way line of Highway Fourteen (14), said point being Sixty-five Feet (65’) West (W) and One Hundred Thirty-nine and Five Tenths Feet (139.5’) North (N) of the center of the South (S) line of Section Nineteen (19), Township Seventy North (T-70-N), Range Twenty-one West (R-21-W), of the 5th P.M., Wayne County, Iowa, thence North (N) Twenty-five Feet (25’), thence West (W) Eighty-five Feet (85’), thence South (S) One Hundred Nine and Six Tenths Feet (109.6’), thence East (E) Thirty-five Feet (35’), thence North (N) Eighty-four and Six Tenths Feet (84.6’), thence East (E) Fifty Feet (50’) to point of beginning, containing approximately Twelve Hundredth (.12) acre.

A-7.4

A part of the Northeast Quarter of the Northwest Quarter of Section 30, Township 69 North, Range 21 West of the 5th P.M. more particularly described as follows: Commencing at the southwest corner of the NE ¼ of the NW ¼ of said Sec. 30; Thence East 33 ft. to the point of beginning of tract herein described; Starting at this point of beginning; Thence East 50 ft.; Thence North 50 ft.; Thence West 50 ft.; Thence South 50 ft. to the point of beginning.

A-7.5

Beginning at a point Two Hundred Fifty feet West and Forty feet South of the Northeast corner of the Southeast Quarter of the Northwest Quarter of Section Eleven, Township Sixty-eight North, Range Twenty-two West of the Fifth P.M. in Wayne County, Iowa, said point being the South right of way line of Wayne County Road “A,” thence South One Hundred feet; thence West Fifty feet; thence North One Hundred feet to the aforementioned South right of way line; thence East Fifty feet along said right of way line to point of beginning, which parcel lies immediately East and adjacent to a similar parcel owned by Michigan-Wisconsin Pipe Line Company, Detroit, Michigan.

A-7.6

A One (1) acre parcel of land in the North (N) Half (½) of the Southeast Quarter (SE ¼) of Section One (1) Township Sixty-eight North (T-68-N), Range Twenty West (R-20-W) of the 5th P.M., Wayne County, Iowa, better described as follows: Beginning at the center of said Section One (1) above township and range, thence East (E) Two Hundred Eight and Three-fourths (208-¾) Feet, thence South (S) Two Hundred Eight and Three-fourths (208–¾) Feet, thence West (W) Two Hundred Eight and Three-fourths (208–¾) Feet, thence North (N) Two Hundred Eight and Three-fourths (208–¾) Feet, to point of beginning, containing One (1) acre, more or less.

A-7.7

Beginning Nine Hundred Sixty-six and Five tenths feet North and One Hundred feet East of the Southwest corner of Section Twenty-three, Township Sixty-nine North, Range Twenty-two West of the Fifth P.M. in Wayne County, Iowa, thence North One Hundred Twenty feet parallel and adjacent to the East right of way line of State Highway #40 to iron rail highway right of way marker; thence E 46.5º N 145.4 feet parallel and adjacent to highway right of way to iron rail highway right of way marker; thence South Two Hundred Twenty-five and Five tenths feet; thence West One Hundred feet to point of beginning. Containing .4 acres, more or less.

A-7.8

Part of the Northwest Quarter of the Northeast Quarter of Section Nineteen, Township Sixty-nine North, Range Twenty-one West of the 5th P.M., in Wayne County, Iowa, described as commencing One hundred feet East and One hundred feet North of the Southwest corner of said Northwest Quarter of the Northeast Quarter of Section Nineteen, thence running North Fifty feet; thence West One Hundred feet; thence South Fifty feet; thence East to beginning.

EXHIBIT

Woodbury County

A-8.1

(fractional interest)

Commencing at the East ¼ corner of Section 25, Township 87 North, Range 48 West of the Fifth Principal Meridian, Woodbury County, Iowa, thence North 01º – 32’ West along the East line of said Section 25 a distance of 360 ft., thence South 78º – 37’ West a distance of 1805.58 ft. to C. of E. ROW stake 9A (U.S. Army Corps of Engineers Plat of Survey Dwg. No. MCs-2E14 dated May 1958, Omaha), thence North 48º – 37’ East a distance of 776.22 ft., thence 90º left a distance of 1660.56 ft. to the intersection of the EW/NS grid base line established for Neal Station construction in 1962 (Plot Plan Neal Station Unit 3, Ebasco Dwg. G-161, dated 7-20-71), thence West along the EW base line a distance of 360 ft., thence North along a line parallel to the NS base line a distance of 360 ft. to the true point of beginning, thence continuing North a distance of 800 ft., thence West a distance of 384 ft., thence South a distance of 780 ft., thence East a distance of 214 ft., thence South a distance of 20 ft., thence East a distance of 170 ft. to the point of beginning. All lines from the point of beginning are parallel to the EW or NS grid base lines.

Said real property is the same property as:

That part of the north half of Section 25, Township 87 North, Range 48 West of the 5th P.M. described as follows: Commencing at the Northeast corner of said Section 25; thence westerly along the north line of said Section 25 a distance of 3,482.35 feet; thence Southeasterly with an angle to the left of 129º 43’ 30” a distance of 260.49 feet to the point of beginning; thence continuing Southeasterly on the same line a distance of 800.0 feet; thence right 90º 0’ a distance of 170.0 feet; thence right 90º 0’ a distance of 20.0 feet; thence left 90º 0’ a distance of 214.0 feet; thence right 90º 0’ a distance of 780.0 feet; thence right 90º 0’ a distance of 384.0 feet to the point of beginning.

EXHIBIT B

SEVENTH SUPPLEMENTAL INDENTURE TO THE 1993 INDENTURE

COUNTY	DATE FILED	DOCUMENT REFERENCE NUMBER

Appanoose	April 7, 2006	Book 2006, Page 695 (Document #: 2006 695)

Clarke	April 6, 2006	Book 163, Page 350 (Document #: 060892)

Decatur	April 6, 2006	Book 2006, Page 0549

Madison	April 7, 2006	Book 2006, Page 1380

Monroe	April 7, 2006	Book 2006, Page 501

Ringgold	April 7, 2006	Book 314, Page 452 (Instrument #2006-00000399)

Wayne	April 6, 2006	Book 115, Page 752 (Instrument #: 06-0605)

Woodbury	April 7, 2006	Roll 683, Image 101 (Document #: 15889)

EXHIBIT C

1923 Indenture

County	Date Filed	Document Reference Number

Appanoose	3/28/23	Book 24, Page 212

Clarke	3/15/24	Book 41, Page 429

Decatur	3/29/23	Book 147, Page 94

Madison	5/20/40	Book 92A

Monroe	3/29/23	Book 95, Page 549

Ringgold	4/28/23	Book 117, Page 501

Wayne	3/29/23	Book 12, Page 185